Exhibit 99.1

WC SACD ONE MERGER SUB, INC.

By:  /s/ Hari Ravichandran
        ----------------------
Name:   Hari Ravichandran
Title: Chief Executive Officer

WC SACD ONE PARENT, INC.

By:  /s/ Hari Ravichandran
        ----------------------
Name:   Hari Ravichandran
Title:  Chief Executive Officer

WC SACD ONE, INC.

By:  /s/ Hari Ravichandran
        ----------------------
Name:   Hari Ravichandran
Title:  Chief Executive Officer

WNDRCO HOLDINGS, LLC

By:  /s/ Andrew Chang
        ----------------------
Name:   Andrew Chang
Title:  General Counsel